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                                                                   EXHIBIT 10.44

                             MEADE INSTRUMENTS CORP.

                          EMPLOYEE STOCK OWNERSHIP PLAN


                  Amendment No. 1 to Amended and Restated Plan



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     WHEREAS, Meade Instruments Corp. (the "Company") maintains the Meade
Instruments Corp. Employee Stock Ownership Plan (the "Plan") for the benefit of its eligible Employees;

     WHEREAS, it is desirable to amend the definition of "Compensation" under the Plan; and

     WHEREAS, it is desirable to clarify other provisions of the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The definition of "Compensation" in Section 2 is restated, effective as of January 1, 2000, to read as follows:

     Compensation....... The total wages and other compensation paid to an
                         Employee by the Company during each Plan Year, as reported on the Employee's Tax and Wage Statement (Form W-2), including any Elective Deferrals made on his behalf to the 401(k) Plan and any amounts withheld pursuant to the Company's

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                         Cafeteria Plan (under Section 125 of the Code), but
                         excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options, amounts which receive special tax benefits, and any amount in excess of $170,000 (as adjusted after 2001 for increases in the cost of living pursuant to
                         Section 401(a)(17) of the Code).

     2. The definition of "Employee" in Section 2 is restated, effective as of January 1, 1997, to read as follows:

     Employee .......... Any individual who is treated as a common-law employee by the Company; provided, however, that an independent contractor (or other individual) who is reclassified as a common-law employee on a retroactive basis shall not be treated as having been an Employee for purposes of the Plan for any period prior to the date that he is so reclassified. A leased employee is not an Employee for purposes of this Plan. For this purpose, a "leased employee," as described in Section 414(n) of the Code, is any individual who is not treated as a common-law employee by the Company or an Affiliate and who provides services to the Company or an Affiliate if (A) such services are provided pursuant to an agreement between the Company or an Affiliate and a leasing organization, (B) such individual has performed services for the Company or an Affiliate on a substantially full-time basis for a period of at least one year, and (C) such services are performed under the primary direction or control of the Company or an Affiliate.

     3. The second paragraph of Section 12(a) is restated, effective as of January 1, 1999, to read as follows:

          For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the number of shares of


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     Company Stock allocated to his Company Stock Account (including for this purpose any shares of Company Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this Section 12(a) was previously made. In the case of the sixth Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the number of shares of Company Stock allocated to his Company Stock Account (including for this purpose any shares of Company Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this
     Section 12(a) was previously made. No "diversification" shall be permitted if the balance in a Participant's Company Stock Account as of the last day of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his Company Stock Account as of a subsequent Plan Year in the Election Period exceeds $500.

     4. The first sentence of Section 13(d) is restated, effective as of January 1, 2000, to read as follows:

          If a distribution of a Participant's Capital Accumulation is neither one of a series of annual installments over a period of ten years (or more) nor a hardship withdrawal of "elective deferrals" as described in Section 401(k)(2)(IV) of the Code nor the minimum amount required to be distributed pursuant to the second sentence of Section 11(c) (an "eligible rollover distribution"), the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code)) of his right to elect to have the "eligible rollover distribution" paid directly to an "eligible retirement plan" (within the meaning of


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     Section 401(a)(31) of the Code) that is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in
     Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code that accepts "eligible rollover distributions."

     To record the adoption of this Amendment No. 1, the Company has caused it to be executed this 20th day of December, 2000.

                                                MEADE INSTRUMENTS CORP.


                                                By: /s/ Brent W. Christensen
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